Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

AND 18 U.S.C. SECTION 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and 18 U.S.C. §1350, each of the undersigned certifies, to the best of his knowledge, that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of ACT Teleconferencing, Inc. for the nine months ended September 30, 2004.

DATE: November 16, 2004	/s/ Gene Warren
Gene Warren Chief Executive Officer

DATE: November 15, 2004	/s/ Edward J. Bernica
Edward J. Bernica Chief Financial Officer